Exhibit 99.2

Investor Contact:	Tripp Sullivan
SCR Partners
(615) 760-1104
IR@contactAAC.com

AAC Holdings to Participate in Avondale Healthcare Conference

BRENTWOOD, Tenn. – (August 10, 2015) AAC Holdings, Inc. (NYSE: AAC), will participate in the Avondale Partners Healthcare 1-on-1 Conference being held at the Boston Harbor Hotel on August 11, 2015, officials disclosed today. A copy of the Company’s presentation can be found on the Investor Relations page at Presentations.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 12 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

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